Exhibit 99.1

CalciMedica Reports First Quarter 2025 Financial Results and Provides Clinical & Corporate Updates

Enrollment ongoing in Phase 2 KOURAGE trial of Auxora™ in acute kidney injury (AKI) and respiratory failure; data expected around the end of 2025

Presentations at three recent medical meetings, including a post-hoc analysis of subset of patients with AKI in the Phase 2 CARDEA trial of Auxora in severe COVID-19 pneumonia, which showed a 62.7% relative reduction in mortality for Auxora versus placebo

Cash position expected to fund operations into mid-2026

LA JOLLA, Calif., May 14, 2025 – CalciMedica Inc. (“CalciMedica” or the “Company”) (Nasdaq: CALC), a clinical-stage biopharmaceutical company focused on developing novel calcium release-activated calcium (CRAC) channel inhibition therapies for acute and chronic inflammatory and immunologic illnesses, today reported financial results for the first quarter ended March 31, 2025 and provided clinical and corporate updates.

“We continue to execute across our pipeline and have taken steps to ensure that we are well-positioned ahead of multiple expected milestones in 2025,” said Rachel Leheny, Ph.D., Chief Executive Officer of CalciMedica. “Our cash runway extends into mid-2026, which will allow us to deliver the readout of our Phase 2 KOURAGE trial in AKI with respiratory failure expected around the end of this year, as well as to discuss our Phase 3 program in acute pancreatitis with SIRS with the FDA. Our lead compound, Auxora, has the potential to transform treatment in both indications, which have no approved therapies and affect hundreds of thousands of critically ill patients per year in the United States and many more worldwide.”

Recent Clinical & Corporate Highlights:

Clinical Updates & Anticipated Milestones

Acute Kidney Injury (AKI) Program Update

•
Enrollment ongoing in Phase 2 KOURAGE trial: Enrollment is ongoing in KOURAGE, the Company’s randomized, double-blind, placebo-controlled Phase 2 trial of Auxora™ in patients with Stage 2 or Stage 3 AKI with associated acute hypoxemic respiratory failure (AHRF). CalciMedica expects to enroll 150 patients, with data expected around the end of 2025.
•
Post-hoc analysis of patients with AKI from the Phase 2 CARDEA trial in severe COVID-19 pneumonia: In March 2025, Sudarshan Hebbar, M.D., Chief Medical Officer of CalciMedica, delivered a plenary presentation at the 30th International Acute Kidney Injury and Continuous Renal Replacement Therapy (AKI & CRRT) Conference. The presentation outlined the multi-faceted role of CRAC channels in AKI pathophysiology as well as new data based on a post-hoc analysis from the previously completed CARDEA trial, which included 38 patients who were enrolled with AKI in addition to respiratory failure. Within this subset, patients treated with Auxora showed a 62.7% relative reduction and 29.3% absolute reduction versus placebo in mortality at day 30, which persisted through day 60. Specifically, 7 out of 15 (46.7%) patients on placebo died by day 30 and day 60, as compared to 4 out of 23 (17.4%) patients on Auxora.
•
Oral presentation and panel discussion at the American Society of Nephrology (ASN) 3rd Acute Kidney Injury: From Bench to Bedside Conference: In May 2025, Sudarshan Hebbar, M.D., Chief Medical Officer of CalciMedica, delivered an oral presentation titled “Experiences with AKI Clinical Trial Design” and participated in a panel discussion at the ASN 3rd Acute Kidney Injury: From Bench to Bedside Conference.

Acute Pancreatitis (AP) Program Update

•
End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) planned: CalciMedica plans to hold an end-of-Phase 2 meeting with the FDA around the middle of 2025 and expects to be in a position to initiate a Phase 3 program in AP and accompanying systemic inflammatory response syndrome (SIRS) around the end of 2025 pending additional funding.
•
Poster presentation at Digestive Disease Week (DDW) 2025: In May 2025, Kenneth A. Stauderman, Ph.D., co-Founder and Chief Scientific Officer of CalciMedica, presented a poster titled “Patients with Acute Pancreatitis (AP) and Accompanying Systemic Inflammatory Response Syndrome (SIRS) Have a Larger Volume of Distribution Compared to Healthy Volunteers” at DDW 2025.

Corporate Updates

•
Key addition to Board of Directors: In January 2025, CalciMedica announced the appointment of Alan Glicklich, M.D., to the Company's Board of Directors. Dr. Glicklich has more than 20 years of experience in the biotechnology industry and currently serves as Chief Medical Officer of Nuvig Therapeutics. Previously, he was Chief Medical Officer of Chinook Therapeutics.

Other Business Highlights:

•
On March 5, 2025, CalciMedica announced a credit facility with Avenue Venture Opportunities Fund II, L.P., a fund of Avenue Capital Group, providing up to $32.5 million. The credit agreement, which has a term of 3.5 years, includes an initial tranche of $10 million fully funded at close and additional tranches of up to $22.5 million available to the Company subject to certain milestones.

Financial Results for the Three Months Ended March 31, 2025:

•
Cash Position: Cash, cash equivalents, and short-term investments were $24.6 million as of March 31, 2025. The Company expects its cash position to be sufficient to fund its current operating plan into mid-2026.

•
R&D Expenses: Research and development expenses were $4.2 million for the three months ended March 31, 2025, compared to $2.9 million for the three months ended March 31, 2024.

The increase of $1.3 million was due primarily to activities involving the Phase 2 KOURAGE clinical trial.

•
G&A Expenses: General and administrative expenses were $2.3 million for the three months ended March 31, 2025, compared to $2.8 million for the three months ended March 31, 2024. The decrease of $0.5 million was primarily due to a decrease in consultants and transaction costs associated with the private placement for the three months ended March 31, 2024.
•
Other Income: Other income was $1.5 million for the three months ended March 31, 2025, compared to $5.9 million for the three months ended March 31, 2024. The decrease of $4.4 million was primarily due to a decrease in non-cash gain related to the fair value adjustments to the Company's financial instruments.
•
Net Loss: Net loss was $5.9 million for the quarter ended March 31, 2025, compared to net income of $0.1 million for the quarter ended March 31, 2024.

About CalciMedica

CalciMedica is a clinical-stage biopharmaceutical company focused on developing novel CRAC channel inhibition therapies for inflammatory and immunologic diseases. CalciMedica's proprietary technology targets the inhibition of CRAC channels to modulate the immune response and protect against tissue cell injury, with the potential to provide therapeutic benefits in life-threatening inflammatory and immunologic diseases for which there are currently no approved therapies. CalciMedica's lead product candidate Auxora™ has demonstrated positive and consistent clinical results in multiple completed efficacy clinical trials and been well-tolerated in over 350 critically ill patients dosed. CalciMedica has announced data for a Phase 2b trial (called CARPO – NCT04681066) in patients with acute pancreatitis (AP) and accompanying systemic inflammatory response syndrome (SIRS) and for a Phase 2 trial (called CARDEA – NCT04345614) in patients with COVID pneumonia. The Company is currently conducting a Phase 2 trial (called KOURAGE – NCT06374797) in patients with acute kidney injury (AKI) with associated acute hypoxemic respiratory failure (AHRF) with data expected around the end of 2025. For more information, please visit www.calcimedica.com.

Forward-Looking Statements

This communication contains forward-looking statements which include, but are not limited to, CalciMedica's expected cash runway; CalciMedica's expectation of multiple milestones in 2025; CalciMedica’s planned and ongoing clinical trials and the timing, design, expected patient enrollment thereof and the expected timing for updates and the release of data from those trials, including its Phase 2 KOURAGE trial of Auxora in AKI with associated AHRF and its ongoing Phase 1/2 CRSPA trial of Auxora in pediatric patients with AIPT; and plans for an end-of-Phase 2 meeting with the FDA for CARPO around the middle of 2025 and to be in a position to initiate a pivotal trial in AP around the end of 2025; the potential benefits of Auxora for the treatment of AP, AKI and AIPT; the potential of CalciMedica's proprietary technology to provide therapeutic benefits in life-threatening inflammatory and immunologic diseases; and the potential of additional proceeds from the credit facility with Avenue Capital Group if required milestones are achieved. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. CalciMedica's expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the impact of fluctuations in global financial markets on CalciMedica's business and the actions it may take in response thereto; CalciMedica's ability to execute its plans and strategies; the ability to obtain and maintain regulatory approval for Auxora; results from clinical trials or preclinical studies may not be indicative of results that may be observed in the future; potential safety and other complications from Auxora; the scope, progress and expansion of developing and commercializing Auxora; the size and growth of the market therefor and the rate and degree of market acceptance thereof; economic, business, competitive, and/or regulatory factors affecting the business of CalciMedica generally; CalciMedica's ability to protect its intellectual property position; the impact of government laws and regulations; and CalciMedica’s financial position and need for additional capital. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption "Risk Factors" in CalciMedica's Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, being filed with the Securities and Exchange Commission (SEC) later today, and elsewhere in CalciMedica's subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov. These documents can be accessed on CalciMedica's web page at ir.calcimedica.com/financials-filings/sec-filings. The forward-looking statements contained herein are made as of the date hereof, and CalciMedica undertakes no obligation to update them after this date, except as required by law.

Contact Information

Argot Partners

calcimedica@argotpartners.com

(212) 600-1902

CALCIMEDICA, INC.

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(Unaudited)

	March 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$12,556	$7,935
Short-term investments	12,069	10,734
Prepaid clinical trial expenses	396	748
Other prepaid expenses and current assets	197	248
Total current assets	25,218	19,665
Property and equipment, net	118	119
Other assets	11	10
Total assets	$25,347	$19,794
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,016	$1,998
Accrued clinical trial costs	1,230	820
Accrued expenses	1,213	866
Total current liabilities	4,459	3,684
Long-term liabilities
Promissory note	8,600	—
Warrant liability	1,400	1,700
Total liabilities	14,459	5,384
Commitments and contingencies (Note 8)
Stockholders’ equity
Preferred stock, $0.0001 par value; 10,000,000 shares authorized at March 31, 2025 and December 31, 2024, respectively; no shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.0001 par value; 500,000,000 shares authorized at March 31, 2025 and December 31, 2024, respectively; 13,971,990 and 13,481,917, issued and outstanding at March 31, 2025 and December 31, 2024, respectively	4	4
Additional paid-in capital	175,691	174,166
Accumulated deficit	(164,806)	(159,764)
Accumulated other comprehensive (loss) income	(1)	4
Total stockholders’ equity	10,888	14,410
Total liabilities and stockholders’ equity	$25,347	$19,794

CALCIMEDICA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$4,224	$2,944
General and administrative	2,273	2,823
Total operating expenses	6,497	5,767
Loss from operations	(6,497)	(5,767)
Other income (expense)
Change in fair value of financial instruments	1,700	5,590
Interest income	202	307
Interest expense	(447)	—
Total other income	1,455	5,897
Net (loss) income	$(5,042)	$130

Earnings per share
Basic	$(0.36)	$0.01
Diluted	$(0.36)	$0.01

Shares used in computing earnings per share
Basic	14,121,569	9,754,517
Diluted	14,121,569	10,047,415